UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 1, 2015

Commission file number 1-13163
________________________
YUM! BRANDS, INC.
 (Exact name of registrant as specified in its charter)

North Carolina	13-3951308
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1441 Gardiner Lane, Louisville, Kentucky	40213
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (502) 874-8300

Former name or former address, if changed since last report:N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The following is a brief description of each matter voted upon at YUM! Brands, Inc. (the “Company”) Annual Meeting of Shareholders held on May 1, 2015, as well as the number of votes cast for or against each matter and the number of abstentions and broker non-votes with respect to each matter.

1.The election of the following directors, who will serve until their respective successors are elected and qualified or until their earlier death or resignation:

Director	For	Against	Abstain	Broker non-votes
Michael J. Cavanagh	291,409,144	2,107,926	5,738,157	47,445,128
Greg Creed	292,102,605	1,438,721	5,713,901	47,445,128
David W. Dorman	285,910,517	7,609,260	5,735,450	47,445,128
Massimo Ferragamo	287,062,738	6,457,341	5,735,148	47,445,128
Mirian M. Graddick-Weir	289,883,116	3,622,609	5,749,502	47,445,128
Jonathan S. Linen	291,973,777	1,523,501	5,757,949	47,445,128
Thomas C. Nelson	292,486,569	1,014,036	5,754,622	47,445,128
David C. Novak	290,638,910	2,891,069	5,725,248	47,445,128
Thomas M. Ryan	286,940,062	6,573,245	5,741,920	47,445,128
Elane B. Stock	292,542,807	986,986	5,725,434	47,445,128
Jing-Shyh S. Su	291,513,883	1,987,277	5,754,067	47,445,128
Robert D. Walter	288,518,833	4,996,082	5,740,312	47,445,128

2.The proposal to ratify the appointment of KPMG LLP as the Company's independent auditor for 2015 was approved based upon the following votes:

Votes for approval	341,311,626
Votes against	2,237,431
Abstentions	3,151,298
There were no broker non-votes for this item.

3.The proposal to approve, by non-binding advisory vote, the executive compensation of the Company's named executive officers was approved based upon the following votes:

Votes for approval	195,492,138
Votes against	97,246,240
Abstentions	6,516,849
Broker non-votes	47,445,128

4.The shareholder proposal regarding a policy on accelerated vesting upon a change in control was not approved based upon the following votes:

Votes for approval	95,572,975
Votes against	201,174,858
Abstentions	2,507,394
Broker non-votes	47,445,128

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM! BRANDS, INC.
(Registrant)

Date:	May 5, 2015	/s/ John P. Daly
Vice President and
Associate General Counsel